
                                                           Exhibit 12
                                                           ----------


                       CONSOLIDATED RAIL CORPORATION
                       -----------------------------
          COMPUTATIONS OF THE RATIO OF EARNINGS TO FIXED CHARGES
          ------------------------------------------------------

                              ($ In Millions)


                                                Quarters ended
                                                    March 31,
                                                --------------

                                                 1998     1997
                                                 ----     ----
    Earnings
    --------
      Pre-tax income                             $137     $ 96
        Add:
          Interest expense                         41       42
          Rental expense interest factor           13       16
        Less equity in undistributed earnings
          of 20-50% owned companies                (5)      (5)
                                                 ----     ----
    Earnings available for fixed charges          186      149
                                                 ====     ====


    Fixed charges
    -------------
      Interest expense                             41       42
      Rental expense interest factor               13       16
                                                 ----     ----
    Fixed charges                                $ 54     $ 58
                                                 ====     ====


    Ratio of earnings to fixed charges           3.44x    2.57x




     For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges, less equity in undistributed earnings of 20% to 50% owned companies. Fixed charges represent interest expense together with interest capitalized and a portion of rent under long-term operating leases representative of an interest factor.